UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 28, 2000

BROADBAND WIRELESS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
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(State or other jurisdiction of incorporation)

         0-08507                                              75-1441442
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(Commission File Number)                      (I.R.S. Employer Identification No.)

211 N. Robinson, Ste 1750, Oklahoma City, Oklahoma              73102
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(Address of principal executive offices)                      (Zip Code)

(405) 272-5711
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(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURES.

BroadBand Wireless International Corporation (the "Company") previously reported in its Current Report on Form 8-K dated October 23, 2000, that the Securities and Exchange Commission (the "SEC") obtained an emergency, ex parte order appointing Peter B. Bradford, an Oklahoma City attorney, as temporary receiver for the Company (and two related entities, BroadCom Wireless Communications Corporation a/k/a BroadCom Communications Group, a/k/a BroadCom Wireless Communications Corporation, an Oklahoma corporation ("BroadCom"), and Black Giant Resources Corporation, an Oklahoma corporation ("Black Giant")), and also obtained a temporary restraining order enjoining the defendants from further violations of the federal securities laws and freezing their assets. The complaint is styled Securities and Exchange Commission v. BroadBand Wireless International Corporation, Broadcom Wireless Communications Corporation, Ivan W. Webb, and Donald L. Knight, Defendants, and Black Giant Resources Corporation, Broadband Wireless Communications Corporation, Medscan Technologies, Inc., and Kimberly Knight, Relief Defendants (United States District Court for the Western District of Oklahoma, CIV 00-1375) (the "SEC Lawsuit").

On December 21, 2000, the Board of Directors of the Company appointed Albie Shaffer, Ron Tripp and William Higgins to vacant positions on the Board of Directors of the Company, in accordance with its Bylaws. Later on December 21, 2000, Ivan Webb and Howard B. Siegel resigned from the Board of Directors of the Company. Neither Mr. Webb nor Mr. Siegel stated that their resignations were precipitated by a disagreement with the Company or any matter relating to the Company's operations. On December 28, 2000 the Board of Directors of the Company terminated Ivan Webb as President and Chief Executive Officer of the Company and also elected Albie L. Shaffer to Chairman of the Board of Directors and appointed Ron Tripp to the position of Secretary and Treasurer of the Company and appointed Ron D. Harris as Chief Operating Officer. Mr. Harris has been working with the Company for several months providing business planning and technical consulting services.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits.

            99.1   Press Release dated January 5, 2001

            99.2   Resignation of Ivan Webb as director dated December 21, 2000

            99.3   Resignation of Howard Siegel as director dated December 21, 2000

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BROADBAND WIRELESS
                                          INTERNATIONAL CORPORATION
                                          (Registrant)

Date: January 12, 2001                   By: /s/ Peter B. Bradford
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                                             Peter B. Bradford, Temporary Receiver